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                                                                   EXHIBIT 99.3

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                             TEN POST OFFICE SQUARE
                              BOSTON, MASSACHUSETTS
                                 (617) 912-1900

   PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS ON [______, ______ ___], 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Walter M. Pressey and Ana E. Steele, each of them, as proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of common stock of Boston Private Financial Holdings, Inc. held by the undersigned as of the close of business on [________, ________ ___, 2001], at the Special Meeting of Shareholders to be held at the offices of the corporation, Ten Post Office Square, Boston, Massachusetts, on [________, ________ ___, 2001] commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ITEMS DESCRIBED IN PROPOSALS 1, 2 AND 3 AND AT THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders, the joint proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

         /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

         1. Proposal to approve the issuance of additional common stock, par value $1.00 per share, of Boston Private to the shareholders of Borel Bank & Trust Company, a California corporation, pursuant to the Agreement and Plan of Reorganization, dated as of June 27, 2001, by and among Boston Private and Borel.

                 / /         / /         / /
                 For       Against     Abstain

         2. Proposal to approve and adopt the Boston Private 2001 Employee Stock Purchase Plan.

                 / /         / /         / /
                 For       Against     Abstain

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         3. Proposal to approve an amendment to Boston Private's articles of organization to increase the aggregate number of authorized shares of common stock, par value $1.00 per share, by 40,000,000 shares from 30,000,000 to 70,000,000 shares of common stock.

                 / /         / /         / /
                 For       Against     Abstain

         4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting of any adjournment thereof.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD.

(Please sign name exactly as your name(s) appear(s) hereon. Where there is more than one holder, each should sign the proxy card. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership the proxy should be signed by a duly authorized person stating his or her title or authority).


Signature: ____________________________   Signature: ___________________________

Date:__________________________________   Date: ________________________________


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